EXHIBIT 99.4

STOCK ELECTION FORM/LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock

of

Advanced Digital Information Corporation

ELECTION DEADLINE: August 16, 2006

Pursuant to the Agreement and Plan of Merger, dated as of May 2, 2006

This stock election form/letter of transmittal is to be used to surrender your certificates representing shares of common stock, no par value, of Advanced Digital Information Corporation (“ADIC Stock”) and to make an election in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of May 2, 2006 (the “Merger Agreement”), by and among Quantum Corporation (“Quantum”), Agate Acquisition Corp., and Advanced Digital Information Corporation (“ADIC”). In addition to this stock election form/letter of transmittal, you will also be receiving, or may have already received, proxy materials relating to the Merger.

Pursuant to the Merger Agreement, each holder of ADIC Stock will be entitled to receive $12.25 in cash, without interest, (the “Cash Consideration”) for each share of ADIC Stock that such holder owns as of the effective time of the Merger (the “Effective Time”), but may elect to receive, instead of such cash amount, 3.461 shares of Quantum common stock, par value $0.01 per share (“Quantum Stock”) for each share of ADIC Stock (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”).

Stock elections by ADIC stockholders will be prorated to adjust the number of shares of ADIC Stock that may elect the Stock Consideration such that the maximum number of shares of Quantum Stock exchanged for ADIC Stock in the Merger does not exceed 19.95% of the total number of shares of Quantum Stock outstanding immediately prior to the Effective Time. Accordingly, the number of shares of ADIC Stock for which the Stock Consideration will be paid may be lower than the number you elect and the combination of cash and Quantum Stock received by you may be different from what you elect, depending on the stock elections made by other ADIC stockholders. These proration provisions are described in detail in the proxy statement/prospectus of Quantum and ADIC dated July 20, 2006, (the “Proxy Statement/Prospectus”) which you will be receiving, or may have already received, separately.

In order to make a proper stock election, you must deliver a duly executed stock election form/letter of transmittal to Computershare Shareholder Services, Inc. (formerly EquiServe) (the “Exchange Agent”) no later than 5:00 p.m., Eastern Daylight Time, on August 16, 2006 (or other such date as ADIC and Quantum may publicly announce for receipt of stock elections) (the “Election Deadline”). All stock elections will be irrevocable after 5:00 p.m., Eastern Daylight Time, on the Election Deadline. If you do not make a valid stock election, you will receive the Cash Consideration. We encourage you to return this form together with your ADIC Stock certificate(s) (unless your shares of ADIC Stock are held in book-entry form), to the Exchange Agent, but failure to include your ADIC Stock certificate(s) will not affect the validity of an election. Return of your ADIC Stock certificates with this form may speed up the time within which you may reasonably expect to receive the Merger Consideration with respect to your shares of ADIC Stock.

If the Merger is not completed for any reason, you understand that any stock election you make will be void and have no effect and that any ADIC Stock certificates you submit herewith shall be promptly returned to you.

PLEASE CAREFULLY READ THE ACCOMPANYING INSTRUCTIONS BEFORE COMPLETING THIS STOCK ELECTION FORM.

PLEASE REVIEW AND COMPLETE THE FOLLOWING ITEMS, AS APPLICABLE:

1.	Complete Box A, Box B and the Substitute Form W-9 below:

BOX A DESCRIPTION OF ADIC STOCK CERTIFICATE(S) SURRENDERED
Name(s) and Address(es) of Registered Holder(s) (as It Appears on Your ADIC Stock Certificate(s))*	Certificate Number(s)	Number of Shares of ADIC Stock

Total Number of Shares of ADIC Stock

* Attach schedule if needed.

BOX B STOCK ELECTION
Stock Election. The undersigned elects to receive 3.461 shares of Quantum Stock for each share of ADIC Stock indicated to the right.**
Insert the number of shares of ADIC Stock for which you make a stock election (enter “0” if you wish to receive cash for all of your shares of ADIC Stock and do not wish to receive any Quantum Stock):
(number of shares)

** Note that any shares for which a stock election is not made will be exchanged for the Cash Consideration only. The number of shares of ADIC Stock for which the stock election may be made is subject to proration as described in the Proxy Statement/Prospectus.

SUBSTITUTE FORM W-9 See the “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” below for help in completing this section.
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (“TIN”) and Certificate

PART I — PLEASE PROVIDE YOUR
TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. Please see the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more information.

Social Security Number or Employee Identification Number
Name (Please Print) Address City State Zip Code

PART II — CERTIFICATION — Under penalties of perjury, I certify that:

1. The number shown on this form is my correct TIN;

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding; (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3. I am a U.S. person (including a U.S. resident alien).

You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

FAILURE TO COMPLETE AND RETURN THIS SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS OF CASH MADE TO YOU.

Sign Here:	Signature:

2.	If the Merger Consideration (whether cash, Quantum Stock or both) is to be issued in the name of someone other than the name in Box A above, complete Box C: Special Issuance Instructions below:

BOX C SPECIAL ISSUANCE INSTRUCTIONS See Sections D-1, D-4, D-5 and D-6 of the Instructions to this Stock Election Form/Letter of Transmittal for help in completing this section.
Issue the Merger Consideration (whether cash, Quantum Stock or both) to:

Name:

(Please Print)

Address:

(Including Zip Code)

(Taxpayer ID or Social Security Number)

3.	If the Merger Consideration (whether cash, Quantum Stock or both) should be sent to an address other than the address in Box A above, complete the Box D: Special Delivery Instructions below:

BOX D SPECIAL DELIVERY INSTRUCTIONS See Section D-6 of the Instructions to this Stock Election Form/Letter of Transmittal for help in completing this section.
Mail or deliver to:

Name:

(Please Print)

Address:

(Including Zip Code)

☐ Check here if this is a permanent address change.

4.	If you completed Box C or Box D above,
please provide a Medallion Guarantee Stamp here:

5.	Carefully read the following:

By signing and delivering this election form, you agree to submit the stock certificates listed above representing shares of ADIC Stock and understand you are making an election regarding the type of Merger Consideration that you wish to receive in exchange for your shares of ADIC Stock (subject, in each case to the proration provisions contained in the Merger Agreement and as described in the Proxy Statement/Prospectus) as of the Effective Time. Quantum uses a direct registration (book entry) program with respect to record ownership of Quantum Stock. Direct registration allows Quantum Stock to be owned, reported and transferred electronically without having a physical share certificate issued. Ownership of Quantum Stock is recorded in the name of the owner electronically on the books and records maintained for Quantum by its transfer agent, Computershare Shareholder Services, Inc. (formerly EquiServe). Direct registration is intended to alleviate problems relating to stolen, misplaced or lost share certificates and to reduce the paperwork relating to the transfer of ownership of Quantum Stock. Under direct registration, the voting, dividend and other rights and benefits of holders of Quantum Stock are the same as for the holders of stock certificates.

You are not required to elect to receive Quantum Stock in exchange for your shares of ADIC Stock, and can instead receive $12.25 in cash, without interest, for each share of ADIC Stock that you own. If you make an election to receive Quantum Stock in exchange for all or part of your ADIC Stock, the total number of shares of Quantum Stock you will receive will be the product of the 3.461 exchange ratio and the number of shares of ADIC Stock specified by you in the stock election, as adjusted by the proration provisions of the Merger Agreement. You will be issued the appropriate number of shares of Quantum Stock through direct registration (book entry) and a cash payment (without interest, rounded to the nearest whole cent) for any shares of ADIC Stock owned by you for which you did not make a stock election and for any fraction of a share of Quantum Stock that you would have otherwise been entitled to receive based on the closing price of a share of Quantum Stock on the New York Stock Exchange on the last trading day immediately preceding the Effective Time.

If you receive Quantum Stock, those shares will be credited to your direct registration (book entry) account. As soon as reasonably practicable following the crediting of such shares, you will receive an account statement from Quantum’s transfer agent evidencing your share holdings, as well as general information on the book entry form of ownership through Quantum’s direct registration system. You are not required to maintain a book-entry account, and you may at any time obtain a physical stock certificate for all or a portion of any Quantum Stock you receive in the Merger at no cost to you. Instructions describing how you can obtain certificates for any Quantum Stock you receive in the Merger will be included with the account statement mailed to you and can also be obtained upon request directly from Quantum’s transfer agent.

You understand that if you make a stock election to receive shares of Quantum Stock for part or all of your shares of ADIC Stock, the form of the merger consideration you actually receive may be adjusted as a result of the proration provisions contained in the Merger Agreement, which provide that the maximum number of shares of Quantum Stock issuable in exchange for ADIC Stock in the Merger is 19.95% of the total Quantum Stock outstanding at the Effective Time. You understand that if the stock election is oversubscribed and you have made a stock election, the proration procedures in the Merger Agreement will cause you to receive cash for some or all of your shares of ADIC Stock to the extent necessary to have the total number of shares of ADIC Stock for which a stock election is made be such as would not require Quantum to issue a number of shares of Quantum Stock in excess of such maximum number. Proration, if necessary, will affect the number of shares of ADIC Stock for which your stock election may be made, it will not affect the exchange ratio of 3.461 shares of Quantum Stock to be issued, or the $12.25 in cash, without interest, to be paid, in exchange for each share of ADIC Stock.

By signing and delivering this election form, you acknowledge that this election is subject to the terms, conditions and limitations set forth in (1) Quantum and ADIC’s Proxy Statement/Prospectus dated July 20, 2006, (2) the Merger Agreement attached as Annex A to the Proxy Statement/Prospectus and (3) the instructions that accompany this election form.

Unless otherwise requested above in Box C or Box D, by signing and delivering this election form, you agree that the Merger Consideration be issued in the name(s) and mailed to the address(es) set forth in Box A above.

If you have any questions, please refer to the contact information in Instruction D-9 below.

6.	Sign, exactly as the name appears on your ADIC Stock certificate(s), as indicated in the box entitled Box E below:

By signing and delivering this election form, you hereby irrevocably constitute and appoint the Exchange Agent as your true and lawful attorney-in-fact with respect to the ADIC Stock certificates submitted herewith with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to deliver such stock certificates on the account books maintained by the Exchange Agent and to deliver as your agent the Merger Consideration and other payments, if any, to which you are entitled upon surrender of such stock certificates. All authority herein conferred or agreed to be conferred shall survive your death or incapacity, and any of your obligations hereunder shall be binding upon your heirs, personal representatives, estates, successors and assigns. You hereby represent and warrant that you have full power and authority to submit the ADIC Stock certificates submitted hereby, free and clear of all liens and encumbrances and not subject to any adverse claim, unless otherwise noted hereon. You will, upon request, execute and deliver any additional documents necessary or desirable to complete the exchange of such stock certificates for the Merger Consideration and other payments, if any.

BOX E

SIGN HERE:

(Signature(s) of Stockholder(s))

Date: ______________, 2006

(Must be signed by the registered holder(s) exactly as the name(s) appear(s) on your ADIC Stock certificates or by persons authorized to become registered holder(s) by such stock certificates and the documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please provide the following information. See Instruction D-4.)

Name(s)

(Please Print)

Capacity (full title):

Address

(Include Zip Code)

Area Code and Telephone No. (_____) _________________

Tax Identification or Social Security No. _______________________________

7.	Return this booklet and your ADIC Stock certificate(s) (unless you are delivering your shares of ADIC Stock by book-entry) to the Exchange Agent in the accompanying envelope.

Computershare Shareholder Services, Inc. (formerly EquiServe) will act as the Exchange Agent. This election form should be completed, signed and submitted, together with your ADIC Stock certificate(s) (unless your shares are held in book entry form), to:

By Mail: Computershare Trust Company, N.A. Attention: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Hand or Overnight Courier: Computershare Trust Company, N.A. Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184

Deliveries made to an address other than any of the addresses shown above will not constitute a valid delivery and the Exchange Agent will not be responsible for any such deliveries.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Determining the proper identification number to give to the exchange agent.

Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give to the Exchange Agent.

For this type of account	Give the SOCIAL SECURITY number of:	For this type of account:	Give the EMPLOYER IDENTIFICATION number of:
1. Individual	The individual	6. A valid trust, estate or pension trust	The legal entity (4)
2. Two or more individuals (joint account)	The actual owner of the account, or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)	7. Corporate or LLC electing corporate status on Form 8832	The corporation
4.a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee (1)	8. Association, club religious, charitable, educational, or other tax-exempt organization	The organization
b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)	9. Partnership or multi-member LLC	The partnership
5. Sole proprietorship or single-owner LLC	The owner (3)	10. A broker or registered nominee	The broker or nominee
		11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.

(2) Circle the minor’s name and furnish the minor’s social security number.

(3) You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one). If you are a sole proprietor, the IRS encourages you to use your social security number.

(4) List first and circle the name of the legal trust, estate or pension trust (do not furnish the tax identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

Note:   If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a TIN or if you don’t know your number, obtain Form SS-5, Application for a Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. In some cases, individuals who become U.S. resident aliens are not eligible to obtain a Social Security Number. These individuals must apply for an Individual Taxpayer Identification Number on Form W-7, unless they have an application pending for a Social Security Number. Individuals who have an Individual Taxpayer Identification Number must provide it on Form W-9.

Payees Exempt From Backup Withholding

Payees specifically exempted .from backup withholding include the following:

•	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b) (7) if the account satisfies the requirements of section 401(f) (2).

•	The United States or any of its agencies or instrumentalities. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

•	A foreign government or any of its political subdivisions, agencies, or instrumentalities.

•	An international organization or any of its agencies or instrumentalities.

Other payees that may he exempt from backup withholding include:

•	A corporation.

•	A foreign central bank of issue.

•	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A real estate investment trust.

•	An entity registered at all times during the tax year under the Investment Company Act of 1940.

•	A common trust fund operated by a bank under section 584 (a).

•	A financial institution.

•	A middleman known in the investment community as a nominee or custodian.

•	A trust exempt from tax under section 664 or described in section 4947.

Payments Exempt From Backup Withholding

Dividends and patronage dividends that generally are exempt front backup withholding include:

•	Payments to nonresident aliens subject to withholding under section 1441.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

•	Payments of interest on obligations issued by individuals. Note: you may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided a correct TIN to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under section 852).

•	Payments described in section 6049(b) (5) to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. File this form with the payer, furnish your TIN, write “exempt” on the face of the form and sign and date the form. If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester a completed form W-8BEN, certificate of foreign status of beneficial owner for United States tax withholding (or other appropriate Form W-8).

Certain payments other than interest, dividends and patronage dividends not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Internal Revenue Code sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report, among other things, interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish TIN. If you fail to furnish your correct TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil and Criminal Penalties for False Information. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you will be subject to additional civil penalties. Willfully falsifying certifications or affirmations may also subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE

INTERNAL REVENUE SERVICE.

INSTRUCTIONS TO STOCK ELECTION FORM/LETTER OF TRANSMITTAL

You will not receive the Merger Consideration in exchange for your shares of ADIC Stock until after the merger is completed and the certificate(s) representing such shares (or a confirmation of a book-entry transfer of your shares of ADIC Stock) are delivered to the Exchange Agent at the address set forth above, together with this election form and such documents as the Exchange Agent may require, and are processed by the Exchange Agent. No interest will accrue on any amounts due.

A.	Election Deadline and Changing or Revoking Your Election

1.    Election Deadline.  To be effective, an election on this election form must be properly completed, signed, delivered to and received by the Exchange Agent at the address set forth on page 7, no later than the Election Deadline. All elections will be irrevocable after 5:00 p.m., Eastern Daylight Time, on the Election Deadline. ADIC stockholders whose election forms are not so received will not be entitled to specify their preference as to the form of Merger Consideration that they may receive and will receive the Cash Consideration. See Instructions in Section C below.

2.    Change or Revocation of Election.  All elections will be irrevocable after 5:00 p.m., Eastern Daylight Time, on the Election Deadline. An ADIC stockholder who has made an election may change that election at any time prior to the Election Deadline by contacting the Exchange Agent to receive instructions on how to withdraw the original election. The Exchange Agent will direct the ADIC stockholder to submit a withdrawal request in writing by mail or facsimile. Upon receipt of the withdrawal request, the Exchange Agent will return the original election form and, if the ADIC stockholder is the registered owner of the shares of ADIC Stock, any stock certificates representing such shares that were submitted with the original election form. The ADIC stockholder must then submit another properly completed election form. An ADIC stockholder who has made an election through a broker must follow the directions received from that broker to change the original election. An ADIC stockholder will be unable to change an election if these procedures are not fully completed prior to the Election Deadline.

3.    Nullification of Election.  All election forms will be void and of no effect if the Merger is not completed for any reason and any ADIC Stock certificates submitted therewith shall be promptly returned.

B.	Stock Elections

By properly completing Box B entitled “Stock Election,” you may make a stock election with respect to none, some or all of your shares of ADIC Stock. A stock election is an election to convert a share of ADIC Stock into 3.461 shares of Quantum Stock. If you do not elect to receive shares of Quantum Stock with respect to any share of ADIC Stock, you will receive the cash consideration of $12.25, without interest, for that share.

C.	Reallocation and Proration Procedures

All stock elections are subject to the proration provisions contained in the Merger Agreement. A description of the proration procedures is set forth in Quantum and ADIC’s Proxy Statement/Prospectus under the sections of that document entitled “The Merger Agreement — Merger Consideration” and in Section 2.3 of the Merger Agreement. In connection with making any election, you should carefully read the information contained in the Proxy Statement/Prospectus.

D. General

1.    Guarantee of Signatures.  No signature guarantee on this election form is required if (a) this election form is signed by the registered holder of the ADIC Stock certificate(s) surrendered herewith, unless such holder has completed Box E entitled “Special Issuance Instructions” on this election form, or (b) the ADIC Stock certificate(s) are surrendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or any other “eligible guarantor institution” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (collectively, “Eligible Institutions”). In all other cases, all signatures on this election form must be guaranteed by an Eligible Institution that is a member of the Medallion Signature Guarantee Program.

2.    Delivery of Stock Election Form/Letter of Transmittal and Stock Certificates.  Please do not send any of your ADIC Stock certificates directly to ADIC or Quantum. Your ADIC Stock certificates, together with a properly completed and duly executed copy of this election form, and any other documents required by this election form, should be delivered to the Exchange Agent at the address set forth on page 9 of this election form.

The method of delivery of all documents is at your discretion and your own risk. If your ADIC Stock certificates are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested. Risk of loss and title to your ADIC Stock certificates shall pass upon delivery of those stock certificates to the Exchange Agent.

All questions as to validity, form and eligibility of any surrender of any ADIC Stock certificate hereunder will be determined by Quantum (which it may delegate in whole or in part to the Exchange Agent) and such determination shall be final and binding. Quantum reserves the right to waive any irregularities or defects in the surrender of any ADIC Stock certificates, provided that surrender will not be deemed to have been made until all irregularities have been cured or waived.

3.    Inadequate Space.  If the space provided in this election form is inadequate, your ADIC Stock certificate numbers and the number of shares of ADIC Stock represented thereby should be listed on a separate schedule attached to this election form.

4.    Signatures on Election Form, Stock Powers and Endorsements.  If the registered holder of the ADIC Stock certificates surrendered hereby signs this election form, the signature must correspond with the name(s) that is/are written on the face of such stock certificates without alteration, enlargement or any change whatsoever. If the ADIC Stock certificates surrendered are owned of record by two or more joint owners, all owners must sign this election form.

If any shares of ADIC Stock are registered in different names on several stock certificates, it will be necessary to complete, sign and submit as many separate election forms as there are different registrations of such stock certificates.

When this election form is signed by the registered owner(s) of the ADIC Stock certificates listed and surrendered herewith, no endorsements of such stock certificates or separate stock powers are required. If this election form is signed by a person other than the registered owner of the ADIC Stock certificates listed, such stock certificates must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner or owners or a person with full authority to sign on behalf of the registered owner. Signatures on such stock certificates or stock power(s) must be guaranteed by an Eligible Institution that is a member of a Medallion Signature Guarantee Program. See Instruction D-1.

If this election form or any ADIC Stock certificate or stock power is signed by an executor, administrator, trustee, guardian, attorney, officer of a corporation or others acting in a fiduciary or representative capacity, such persons must so indicate when signing, must give his or her full title in such capacity, and evidence satisfactory to the Exchange Agent of his or her authority to so act must be submitted. The Exchange Agent will not exchange any ADIC Stock certificates until all instructions herein are complied with.

5.    Stock Transfer Taxes.  In the event that any transfer or other taxes become payable by reason of the issuance of the Merger Consideration in any name other than that of the record holder, such transferee or assignee must pay such tax to the Exchange Agent or must establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

6.    Special Payment and Delivery Instructions.  If the Merger Consideration to be received by the undersigned is to be issued in the name of a person other than the signer of this election form or if such Merger Consideration is to be sent to someone other than the holder of record, then Box C and/or Box D, as appropriate, should be completed.

7.    Substitute Form W-9.  Under U.S. federal income tax law, payments that may be made to an ADIC stockholder surrendering stock certificates pursuant to the Merger may be subject to backup withholding at a rate of 28%. To prevent backup withholding on any payment made to a surrendering ADIC stockholder pursuant to the Merger, a surrendering stockholder who is a U.S. person is required to notify the Exchange Agent of the surrendering stockholder’s current taxpayer identification number (“TIN”) by completing the enclosed Substitute Form W-9, certifying that the TIN provided on that form is correct, and that (i) the surrendering stockholder has not been notified by the Internal Revenue Service that the stockholder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) after being so notified, the Internal Revenue Service has notified the surrendering stockholder that the stockholder is no longer subject to backup withholding. If the Exchange Agent is not provided with the correct TIN, a surrendering stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service and payments that are made to the surrendering stockholder with respect to stock certificates pursuant to the Merger may be subject to backup withholding (see below).

Each surrendering ADIC stockholder who is a U.S. person is required to give the Exchange Agent the TIN (for example, a Social Security number or employer identification number) of the record holder of the stock certificate(s). If the stock certificates(s) are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

Certain surrendering stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To avoid possible erroneous backup withholding, a surrendering stockholder who is a U.S. person and who is exempt from backup withholding should complete the Substitute Form W-9 by providing his, her or its correct TIN, signing and dating the form, and writing “Exempt” on the face of the form. A surrendering stockholder who is a foreign individual or a foreign entity should submit to the Exchange Agent a properly completed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (or other appropriate Form W-8), instead of Form W-9, signed under penalty of perjury, attesting to the surrendering shareholder’s exempt status. ADIC stockholders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the Exchange Agent is required to withhold 28% of any payments to be made to the surrendering stockholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Exchange Agent cannot refund amounts withheld by reason of backup withholding.

8.    Lost, Stolen or Destroyed Certificates.  If any of your ADIC Stock certificates have been lost, stolen or destroyed, you should notify ADIC’s transfer agent, American Stock Transfer & Trust Company (the “ADIC Transfer Agent”), in writing immediately for instruction. The ADIC Transfer Agent may require you to execute an affidavit and indemnity agreement, and possibly other documents, in connection with such lost or destroyed stock certificates and such other documents as it may request. The ADIC Transfer Agent may require you to reimburse it for certain fees and expenses in connection with any shares of ADIC Stock represented by lost, stolen or destroyed stock certificates. Please call the ADIC Transfer Agent at (800) 937-5449 (Toll Free) with any questions.

9.    Information and Additional Copies.  Information and additional copies of this election form may be obtained by writing to Georgeson Shareholder, 17 State Street, 10th Floor, New York, NY 10004, or by calling (866) 695-6071 (Toll Free).